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                                                                   EXHIBIT 10.16


                               FIRST AMENDMENT TO
                             NATIONAL-OILWELL, INC.
                    VALUE APPRECIATION AND INCENTIVE PLAN B


      WHEREAS, NATIONAL-OILWELL, INC. (formerly Now Holdings, Inc.) (the "Company") has heretofore adopted the NOW HOLDINGS, INC. VALUE APPRECIATION AND INCENTIVE PLAN B (the "Plan"); and

      WHEREAS, the Company desires to rename and amend the Plan;

      NOW, THEREFORE, the Plan shall be renamed and amended as follows:

      1. Effective as of August 28, 1996, the Plan shall be renamed "National-Oilwell, Inc. Value Appreciation and Incentive Plan B" and references in the Plan to "Now Holdings, Inc." shall be replaced with references to "National- Oilwell, Inc."

      2.    Effective as of October 1, 1996, Paragraphs (b), (c) and (d) of
Article IV of the Plan shall be deleted and the following shall be substituted therefor:

            "(b) FORM AND TIME OF DISTRIBUTIONS. Base Distribution Amount distributions under the Plan resulting from a Pool A Triggering Event other than a Qualified Public Offering Pool A Triggering Event shall be paid in single lump sum cash payments which are paid within the 30 day period immediately following the Pool A Triggering Event. If the Pool A Triggering Event results from a Qualified Public Offering, the distribution to a Participant of the Base Distribution Amount determined pursuant to Paragraph (a) above for such Participant shall be paid as follows:


      If the Pool A Triggering Event    One-third of the Base Distribution
      occurs on or before January 17,   Amount determined pursuant to Paragraph
      1998:                             (a) above will be paid in cash within 30
                                        days of the date of the Pool A
                                        Triggering Event and the remainder of
                                        such Base Distribution Amount will be
                                        paid by distribution of a number of
                                        shares of Common Stock determined by
                                        dividing the dollar value of such
                                        remainder by the per share initial
                                        public offering price, with one-half of
                                        such shares of Common Stock being
                                        distributed on the first anniversary of
                                        the Pool A Triggering Event and with the
                                        remainder of such shares of Common Stock
                                        being distributed on January 17, 1999.
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      If the Pool A Triggering Event    One-half of the Base Distribution
      occurs after January 17, 1998     Amount determined pursuant to Paragraph
      but on or before January 17,      (a) above will be paid in cash within 30
      1999:                             days of the date of the Pool A
                                        Triggering Event and the remainder of
                                        such Base Distribution Amount will be
                                        paid by distribution of a number of
                                        shares of Common Stock determined by
                                        dividing the dollar value of such
                                        remainder by the per share initial
                                        public offering price, with such shares
                                        of Common Stock being distributed on
                                        January 17, 1999.

      If the Pool A Triggering Event    All of the Base Distribution Amount
      occurs after January 17, 1999:    determined pursuant to Paragraph (a)
                                        above will be paid in cash within 30
                                        days after the Pool A Triggering Event.


      Notwithstanding the foregoing, no shares of Common Stock shall be transferred to a Participant except upon payment by such Participant to the Company of $0.01 per share cash.

            (c) FORFEITURES. If a Participant who was employed by the Company as of a Pool A Triggering Event is later involuntarily terminated by the Company without cause, or if employment is terminated due to the death of the employee, any Base Distribution Amounts then remaining payable to him or her pursuant to Paragraph (b) above shall be paid to him or her within 30 days after the date of such employment termination. If the employment of a Participant who was employed by the Company as of a Pool A Triggering Event is later terminated by the Company for cause, all Base Distribution Amounts then remaining payable to him or her pursuant to Paragraph (b) above shall be forfeited. If a Participant who was employed by the Company as of a Pool A Triggering Event terminates employment for any reason other than a reason described in the preceding sentences, all Base Distribution Amounts payable to him or her pursuant to Paragraph (b) above shall be paid in accordance with Paragraph (b) above.

            (d) COMMON STOCK ISSUANCE. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 100,000 shares. Any of such shares which remain unissued at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered. Shares to be distributed pursuant to the Plan may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Stock required to be distributed pursuant to the Plan:
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            (1)   shall be subject to adjustment by the Committee at its
                  discretion as to the number and price of shares of Common Stock in the event of changes in the outstanding Common Stock by reason of dividends payable in stock of the Company, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant thereof;

            (2) shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding;

            (3) shall be appropriately adjusted if the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock payable in stock of the Company; and

            (4) shall, if the Company recapitalizes or otherwise changes its capital structure, be appropriately adjusted to reflect such recapitalization.

      The Company intends to register for issuance and, to the extent required to achieve liquidity for Participants, for resale under the Securities Act of 1933, as amended (the 'Act') the shares of Common Stock acquired by a Participant pursuant to Plan distributions and to keep such registration effective. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Common Stock acquired under the Plan will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available with respect to shares of Common Stock acquired by a Participant pursuant to Plan distributions, the Participant (or the person acquiring such Common Stock in the event of Participant's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws."

      3. Effective as of October 1, 1996, Paragraphs (c) and (d) of Article V of the Plan shall be deleted and the following shall be substituted therefor:





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                  "(c)  FORM OF POOL B DISTRIBUTIONS.   Pool B distributions to
      a Participant under the Plan shall be paid in cash.

                  (d) FORFEITURES. If the employment of a Participant who was employed by the Company or an Affiliate as of a Pool B Triggering Event is later terminated for any reason other than by the Company or an Affiliate for cause, any Pool B distribution amounts then remaining payable to him or her pursuant to Paragraph (b) above shall be paid to him or her as if such Participant continued to be employed by the Company or an Affiliate. If the employment of a Participant who was employed by the Company or an Affiliate as of a Pool B Triggering Event is terminated by the Company or an Affiliate for cause, all Pool B distribution amounts then remaining payable to him or her pursuant to paragraph (b) above shall be forfeited and the amount of such remaining Pool B distributions which are so forfeited shall be used to increase the amounts of Pool B distributions then remaining payable to other Participants as follows:

            (1) The forfeited Pool B distribution amount which would have otherwise been payable as of a given date to the forfeiting Participant (the 'Distribution Date Forfeiture Amount') shall be applied to increase the Pool B distribution amounts payable as of such date to the Participants entitled to Pool B distributions as of such date.

            (2) The increase in the Pool B distributions for a Participant entitled to an increase pursuant to item (1) above shall be determined by multiplying the Distribution Date Forfeiture Amount by a fraction, the numerator of which is the Pool B distribution amount payable as of such date to such Participant and the denominator of which is the total Pool B distribution amount payable to all Participants as of such date and then by increasing such Participant's Pool B distribution amount for such date by the amount so determined."

      4. Effective as of October 1, 1996, Paragraph (f) of Article X of the Plan shall be deleted and the following shall be substituted therefor:

            "(f) WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under this Plan any federal, state or local taxes required by law to be withheld with respect to such payments, to deduct from other compensation payable to a Participant any federal, state or local taxes required by law to be withheld with respect to such payments or to accept from a Participant a payment of cash in an amount necessary to permit the Company to satisfy any federal, state or local tax withholding obligations with respect to such payments."

      5. As amended hereby, the Plan is specifically ratified and reaffirmed.





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IN WITNESS WHEREOF, this amendment is executed this _____ day of _____________,
                                     1996.




ATTEST:                            NATIONAL-OILWELL, INC.



                                   By
------------------------------        ----------------------------------
Paul M. Nation, Vice President,            Joel B. Staff, President and
General Counsel and Secretary              Chief Executive Officer






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